Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Neximmune, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value	Other	1,141,445	$2.15	$2,454,106.75	$0.0000927	$228
Total Offering Amounts					$2,454,106.75		$228
Total Fee Offsets
Net Fee Due							$228

(1)

The number of shares of common stock, par value $0.0001 per share (“Common Stock”), of NexImmune, Inc. (the “Registrant”) consists of 1,141,445 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “Plan”), by operation of the Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of such shares or stock-based awards under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for shares issuable upon the exercise of outstanding options granted under the Plan are based upon the weighted-average exercise price of such outstanding options, and (b) for shares of unvested restricted stock issued under the Plan and shares reserved for future grant or issuance under the Plan are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (March 8, 2022) within five business days prior to filing this Registration Statement.